U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 13, 2000

                              eConnect
      (Exact name of registrant as specified in its charter)

                                Nevada
     (State or jurisdiction of  incorporation or organization)

                                33-68570
                       (Commission File Number)

                               43-1239043
               (I.R.S. Employer Identification Number)

2500 Via Cabrillo Marina, Suite 112, San Pedro, Ca            90731
(Address of principal executive offices)                  (Zip Code)

          Registrant's telephone number:  (310) 514-9482


 .
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On March 24, 2000, a temporary restraining order was issued prohibiting eConnect and its president, Thomas S. Hughes, from committing violations of the antifraud provisions of the federal securities laws. eConnect and Mr. Hughes consented to the temporary restraining order, which will expire after sixty days at or before which time the Court will hear the Commission's request for a preliminary injunction.

In a complaint filed on March 23, 2000 (Securities and Exchange Commission v. eConnect and Thomas S. Hughes, Civil Action No. CV 00 02959 AHM (C.D. Cal.)), the Commission alleged that since February 28, 2000, eConnect has issued false and misleading press releases claiming: (1) eConnect and its joint venture partner had a unique licensing arrangement with PalmPilot; and
(2) a subsidiary of eConnect had a strategic alliance with a brokerage firm concerning a system that would permit cash transactions over the Internet. The complaint further alleges that the press releases, which were disseminated through a wire service as well as by postings on internet bulletin boards, caused a dramatic rise in the price of eConnect stock from $1.39 on February 28 to a high of $21.88 on March 9, 2000, on heavy trading volume. The Commission suspended trading in eConnect's stock on March 13. The complaint alleges that despite the trading suspension and the Commission's related investigation, eConnect and Hughes continued to issue false and misleading statements concerning eConnect's business opportunities. In addition to the interim relief granted, the Commission seeks a final judgment against eConnect and Hughes enjoining them from future violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and assessing civil penalties against them.

                             SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               eConnect


Dated: March 30, 2000          By:/s/Thomas S. Hughes, President
                                     Thomas S. Hughes, President

                            EXHIBIT INDEX

Exhibit No.              Description

99  Litigation Release of the U.S. Securities and Exchange
    Commission, dated March 24, 2000 (see below).